UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K/A-1

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

Commission file number: 0-23391

XFORMITY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1434313 (I.R.S. Employer Identification No.)

14333 Proton Drive
                       Dallas, Texas 75244
(Address of principal executive offices, including zip code)

Registrant's Telephone No., including area code: (972) 661-1200

XML - Global Technologies, Inc., 60 Revere Drive, Suite 725, Northbrook, Illinois 60062
(Former name or former address, if changed since last report)

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements

Filed herewith are the audited financial statements of XFormity, Inc., a Texas corporation, as of June 30, 2004 and for the periods ended June 30, 2004 and June 30, 2003. Those financial statements include the following:

	1.	Independent Auditors' Report
	2.	Balance Sheets as of June 30, 2004 and 2003
	3.	Statements of Operations for the Year Ended June 30, 2004 and the Period from June 19, 2002 (Inception) through June 30, 2003
	4.	Statements of Changes in Stockholders' Equity (Deficit) for the Year Ended June 30, 2004 and the Period from June 19, 2002 (Inception) through June 30, 2003
	5.	Statements of Cash Flows for the Year Ended June 30, 2004 and the Period from June 19, 2002 (Inception) through June 30, 2003
	6.	Notes to the Financial Statements
(b)	Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements of XFormity Technologies, Inc. f/k/a XML - Global Technologies, Inc. (the "Company") are derived from the application of pro forma adjustments to our historical financial statements to give effect to the terms of our acquisition of XFormity, Inc., a Texas corporation as of September 27, 2004. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended June 30, 2004 have been prepared as if the acquisition had occurred as of July 1, 2003. The unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2004 have been prepared as if the acquisition had occurred as of July 1, 2004. The unaudited pro forma consolidated balance sheets as of June 30, 2004 have been prepared as if the acquisition had occurred as of June 30, 2004.

The following unaudited pro forma condensed consolidated statements of operations do not purport to be indicative of what our operations would have been had the acquisition taken place on the dates indicated. The following unaudited pro forma condensed consolidated balance sheets do not purport to be representative of what our financial position would have been had the acquisition taken place on the dates indicated.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and the related notes thereto included in our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, our historical financial statements and the related notes thereto included in our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, and the historical audited financial statements of XFormity, Inc. included under Item 9.01(a) of this Current Report on Form 8-K and filed herewith.

(c)	Exhibits
	Item	Title
*	2.0	Agreement and Plan of Merger dated as of August 13, 2004.
**	3.1	Articles of Amendment to Articles of Incorporation
**	3.2	Statement of Merger
*	10.1	Closing Escrow Agreement dated as of September 27, 2004.
*	10.2	B-50 Indemnity Agreement dated as of September 27, 2004
*	10.3	Holdback Escrow Agreement dated as of September 27, 2004
*	10.4	Indemnity Agreement by and among XFormity, Inc., Paradigm Group II, LLC and Paradigm Millennium Fund, L.P. dated as of September 27, 2004.
*	10.5	Escrow Agreement by and among XFormity, Inc., Paradigm Group II, LLC Paradigm Millennium Fund, L.P. and Clifford L. Neuman, P.C. dated as of September 27, 2004.
*	10.6	Employment Agreement by and among XFormity, Inc. and Jack Rabin effective as of September 27, 2004.
*	10.7	Employment Agreement by and among XFormity, Inc. and Drew Seale effective as of September 27, 2004.
*	10.8	Employment Agreement by and among XFormity, Inc. and Mark Haugejorde effective as of September 27, 2004.
*	10.9	Employment Agreement by and among XFormity, Inc. and Chris Ball effective as of September 27, 2004.

_________________________________
*	Previously filed.
**	Filed herewith

XFormity, Inc.

Financial Statements

June 30, 2004 and 2003

Altschuler, Melvoin and Glasser LLP
Certified Public Accountants and Consultants

XFormity, Inc.

Table of Contents

June 30, 2004 and 2003
Page
Independent Auditors' Report	1
Financial Statements
Balance Sheets	2
Statements of Operations	3
Statements of Changes in Stockholders' Equity(Deficit)	4
Statements of Cash Flows	5
Notes to the Financial Statements	6-9

Altschuler, Melvoin and Glasser LLP
Certified Public Accountants and Consultants

Independent Auditors' Report

Board of Directors of
XFormity, Inc.

We have audited the accompanying balance sheets of XFormity, Inc. as of June 30, 2004 and 2003 and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended June 30, 2004 and the period from June 19, 2002 (inception) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of XFormity, Inc. as of June 30, 2004 and 2003 and the results of its operations and its cash flows for the year ended June 30, 2004 and for the period from June 19, 2002 (inception) through June 30, 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses consistent with being a start-up operation. Such circumstance raises doubt about the Company's ability to continue as a going concern. Management's plan in this regard is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Altschuler, Melvoin and Glasser LLP
Chicago, Illinois
September 20, 2004

One South Wacker Drive, Suite 800, Chicago, Illinois 60606-3392
312 384.6000 Fax 312.634.3410 www.amgnetcom

XFormity, Inc.
Balance Sheets
June 30, 2004 and 2003

	2004	2003
Assets
Current assets
Cash	$ 39,953	$ 12,969
Accounts receivable	6,680	-
	46,633	12,969
Property and equipment, net	36,117	33,258
Other assets	8,633	2,100
	$ 91,383	$ 48,327
Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$ 99,412	$ 9,319
Accrued expenses	63,400	35,000
Due to XML Global Technologies, Inc.	186,762
Loan from major stockholder	351,266	242,176
Other stockholder loans	178,400	256,150
	879,240	542,645
Stockholders' equity (deficit)
Common stock (1,000,000 shares of no par value authorized;
1,000,000 and 655,664 shares at a stated value of $0.01
issued and outstanding at June 30, 2004 and 2003)	10,000	6,556
Additional paid-in capital	832,150	94,444
Subscription receivables	(45,000)	(23,100)
Accumulated deficit	(1,585,007)	(572,218)
	(787,857)	(494,318)

	$ 91,383	$ 48,327

See accompanying notes.

XFormity, Inc.
Statements of Operations
Year Ended June 30, 2004 and the Period from
June 19, 2002 (Inception) through June 30, 2003
	2004	2003
Revenue
License revenue	$ 200,755	$ 128,600
Other	-	16,815
	200,755	145,415
Expenses
Salaries and contract services	858,200	456,120
Payroll taxes	18,032	4,508
Employee benefits	-	24,131
Marketing and sales	8,680	-
Advertising	7,576	-
Rent	26,400	27,700
Support service costs
Outside technical support service	23,440	-
Data center hosting service	9,658	3,064
Computer	3,763	4,391
Internet connectivity	9,122	9,645
Web conferencing software	5,524	4,800
Software expense	-	309
DNS hosting fee	-	88
Professional fees	87,274	14,283
Telephone	10,485	15,232
Travel and hotel	87,475	77,027
Meals and entertainment	5,849	3,906
Office supplies	2,468	2,075
Dues and subscriptions	1,849	-
License expense	449	395
Bank charges	312	371
Freight	-	217
Payroll service	182	284
Utilities	3,166	-
Startup expenses	-	44,650
Depreciation	17,343	8,314
Other expenses	10,885	12,771
	1,198,132	714,281
Loss from operations	(997,377)	(568,866)
Interest expense	15,412	3,352
Net loss	$(1,012,789)	$ (572,218)

See accompanying notes.

XFormity, Inc.
Statements of Changes in Stockholders' Equity (Deficit)
Year Ended June 30, 2004 and the Period from
June 19, 2002 (Inception) through June 30, 2003
			Additional
	Common Stock		Paid-In	Subscriptions	Accumulated
	Shares	Stated Amount	Capital	Receivable	Deficit	Total
Incorporation on June 19,2002	586,206	$ 5,862	$ (4,862)	$ -	$ -	$ 1,000
Issuance of common stock	69,458	694	99,306			100,000
Subscriptions receivable				(23,100)		(23,100)
Net loss					(572,218)	(572,218)
Balance, June 30, 2003	655,664	6,556	94,444	(23,100)	(572,218)	(494,318)
Collection of subscriptions receivable				23,100		23,100
Issuance of common stock	344,336	3,444	737,706			741,150
Subscriptions receivable				(45,000)		(45,000)
Net loss					(1,012,789)	(1,012,789)
Balance, June 30, 2004	1,000,000	$ 10,000	$832,150	$ (45,000)	$ (1,585,007)	$ (787,857)

See accompanying notes.

XFormity,Inc.
Statements of Cash Flows
Year Ended June 30, 2004 and the Period from
June 19, 2002 (Inception) through June 30, 2003
	2004	2003
Operating activities
Net loss	$ (1,012,789)	$ (572,218)
Depreciation	17,343	8,314
Changes in
Accounts receivable	(6,680)
Other assets	(6,533)	(2,100)
Accounts payable	90,093	9,319
Accrued expenses	28,400	35,000
Net cash used in operating activities	(890,166)	(521,685)

Investing activities
Purchase of property and equipment	(20,202)	(41,572)
Net cash used in investing activities	(20,202)	(41,572)

Financing activities
Net proceeds from stockholder's loans	109,090	242,176
Proceeds from other notes payable	63,400	256,150
Advances from XML - Global Technologies, Inc.	186,762
Proceeds from issuance of common stock	578,100	77,900
Net cash provided by financing activities	937,352	576,226

Increase in cash	26,984	12,969
Cash
Beginning of year	12,969
End of year	$ 39,953	$ 12,969

Supplemental disclosure of cash flow information
Interest paid	$ 15,412	$ 3,352
Supplemental schedule of noncash investing and financing activities
Notes payable converted to equity	$ 141,150	$ -

See accompanying notes.

XFormity, Inc.
Notes to the Financial Statements
Years Ended June 30, 2004 and the Period from
June 19, 2002 (Inception) through June 30, 2003

Note 1.     Nature of Activities and Significant Accounting Policies

XFormity, Inc., a Texas Corporation, was incorporated on June 19, 2002. The Company designs and implements business intelligence software and technology solutions for its clients in the quick service restaurant industry. With the capabilities provided by one of its strategic partners, the Company is able to roll out flexible, extensible solutions to help clients streamline the flow of business information.

The Company has experienced significant losses, resulting in an accumulated deficit at June 30, 2004 and 2003 of approximately $1,600,000 and $600,000, respectively. The Company intends to complete a merger transaction with XML Global Technologies, Inc. (XML), a publicly traded company, in September 2004 (Note 7). Management believes that the Company has adequate cash and credit sources, and that XML has adequate cash reserves, to fund its operating deficits.

A summary of significant accounting policies followed by the Company is as follows:

Cash-The Company maintains its cash balances in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.

Accounts Receivable-Accounts receivable are uncollateralized customer obligations due under normal trade terms. The Company provides its software operating services to its customers and grants trade credit to them on a monthly basis. Credit evaluations are ongoing and collateral or other security is generally not required on trade accounts receivable. There is no allowance for doubtful accounts as the Company has no history of experiencing bad debt expense and all current accounts receivable are considered collectible by management.

Property and Equipment-Property and equipment are stated at cost. Depreciation of property and equipment is computed for financial statement and income tax reporting purposes using accelerated methods over the estimated useful lives of the assets.

Revenue Recognition-The Company contracts with clients for development and sale of business intelligence software products. Revenue derived from the sales of these products, primarily a software named QSRx which is billed on a monthly basis, is recognized in accordance with Statement of Position 97-2 (as amended), Software Revenue Recognition, over the term of the agreement or at specific acceptance points. In 2003, the Company also earned revenue by providing certain consulting services to companies. This revenue was recognized when the services were performed.

Income Taxes- The Company is a C corporation under the Internal Revenue Code, pursuant to which federal and state income taxes are to be paid at the corporate level rather than as obligations of the individual shareholders. The Company files its income tax returns under the accrual basis method of accounting on a calendar-year basis. The Company intends to change its tax reporting to a fiscal June 30th year-end to coincide with XML Global Technologies, Inc.'s year-end upon completion of the proposed merger. No liability or provision for federal or state income taxes is included in the accompanying financial statements because of the losses incurred since inception. The Company has available net operating loss carryforwards totaling approximately $760,000 to be applied against future year's taxable income. A deferred tax asset of $280,000 relating to these loss carryforwards has been fully reserved by a valuation allowance.

Software Development Costs-The Company capitalizes internally generated software development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Capitalization of software development costs begins when a product's technological feasibility is established. Costs incurred for research and development of products where technological feasibility has not yet been established are expensed as incurred. Research and development expense was approximately $790,136 and $612,188 for 2004 and 2003, respectively.

Amortization of software development costs begins when the product is available for sale, and is amortized on a product-by-product basis. The annual amortization amount is the greater of (a) the straight-line method over the remaining estimated economic life of the product, or (b) the ratio of the product's current gross revenue to its total current and anticipated future gross revenue.

Costs eligible for capitalization have been immaterial for the periods presented.

Use of Estimates-The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.     Property and Equipment

Property and equipment, stated at acquisition cost, consisted of the following:
	2004	2003
Computer and related equipment	$ 50,745	$ 30,543
Furniture and fixtures	11,029	11,029
	61,774	41,572
Accumulated depreciation	(25,657)	(8,314)
	$ 36,117	$ 33,258

Note 3.     Due to XMLGlobal Technologies, Inc.

The Company has a $450,000 credit facility with XML. Borrowings are required to bear interest at 8 percent and the facility expires on December 31, 2004. At June 30, 2004, $186,762 of borrowings were outstanding. The Company is required to repay all outstanding advances and unpaid interest; however, the credit facility provides that the outstanding balance and accrued interest thereon will be converted to an intercompany payable if a merger with XML is consummated. As a result, interest expense has not been recorded on the financial statements.

Note 4.     Stockholder Loans

During 2003 and 2004, the Company received funds from the founders of the Company and related parties in exchange for notes and common stock. In addition, certain notes balances include amounts representing salaries accrued but not paid to various employees who are also stockholders. Certain notes payable matured during 2004 at which time portions of the principal totaling $141,150 were converted to equity.

The stated interest rates on the notes range from 5 percent to 8 percent. During fiscal 2004, the Company paid interest expense of $15,412 on the $351,266 loan from a major stockholder. The respective stockholders waived interest on the other stockholder loans in fiscal 2004.

At June 30, 2004, all stockholder loans were either past due or due on demand. The merger agreement with XML provides for repayment of outstanding loans with $500,000 of funds to be contributed by XML.

Note 5.     Stockholders' Equity

At inception, the Company authorized 1,000,000 shares of no par value common stock. As of June 30, 2003, the Company had issued 655,664 shares. During 2004, the Company entered into agreements with seven of its customers that provided for the Company's development of a software called Everest, a business intelligence program ultimately intended for use by the customers. In exchange for $100,000, each of the respective customers received an equity position in the Company, receiving shares of the Company's common stock. Also, these customers are to receive credits totaling $150,000 (spread over a period of three years) against future revenue billings resulting from any charges for the Everest software, once developed and operating. Everest is still in the development stage as of June 30, 2004.

Also during 2004, the Company issued shares to various noteholders, employees and customers in exchange for the release of their debt obligations and goodwill.

Note 6.     Lease Commitments

The Company is obligated under the terms of a lease agreement for office space at its Dallas, Texas location through September 2005 and is not responsible for any operating costs attributable to the property. There are no significant renewal or purchase options. As of June 30, 2004, future minimum rental commitments under the terms of the lease total $30,000 and $7,500 for fiscal 2005 and 2006.

Effective July 1, 2004, the Company has a new month-to-month lease with a related party for $1,000 per month at its Chicago office that includes telephone and secretarial services.

Rental expense for the years ended June 30, 2004 and 2003 was $26,400 and $27,700 respectively.

Note 7.     Merger with XML Global Technologies, Inc.

In June 2004 the Company signed a letter of intent and in August 2004 the Company entered into an agreement and plan of merger with XML. Under the merger agreement, the Company will become a wholly owned subsidiary of XML, and stockholders of the Company will receive shares of common stock and warrants representing 50 percent of the issued and outstanding shares and warrants of XML immediately following the merger. The merger agreement also addresses the outstanding loan amounts due to XML and stockholders (as discussed above), a reverse 1-for-4 stock-split for XML, and reconstitution of XML's board of directors and officers. XML will also change its name to XFormity Technologies, Inc. The merger is subject to certain conditions, and requires that of the common stock issuable to the Company's stockholders, shares having a market value of $500,000 be withheld in escrow to cover potential litigation liabilities (Note 8).

Subject to completing the merger, the Company has agreed to pay an investment banking fee, consisting of 10 percent of the pre-merger Company shares, to Paradigm Group, II, LLC, which is a Company stockholder as well as a principal stockholder of XML.

Note 8.     Contingencies

A competitor alleges that the Company has infringed on its patent. The Company's counsel and management believe there is no basis for this infringement.

Note 9.     Subsequent Events

Subsequent to June 30, 2004, the Company increased its outstanding obligation to XML to $586,000.

In September2004, the Company established a 401(k) plan for employees who have satisfied certain age and service requirements. The Company may contribute matching and discretionary profit sharing contributions to the plan for the benefit of eligible participants.

Unaudited Pro Forma Combined Condensed Information of
XFormity Technologies, Inc.

          We have prepared certain unaudited pro forma combined condensed financial information to assist readers in understanding the nature and effect of the acquisition of XFormity, Inc. on our financial statements. The following unaudited pro forma condensed statements of operations for the year ended June 30, 2004 are presented as if the acquisition had occurred on July 1, 2003 and include the results of operations associated with XFormity, Inc. for that period. The unaudited pro forma condensed statements of operations for the three months ended September 30, 2004 are presented as if the acquisition had occurred on July 1, 2004.

          The unaudited pro forma condensed balance sheets present our financial position as if the acquisition had occurred on June 30, 2004.

          We have adjusted the historical consolidated financial information to give effect to pro forma events that are directly attributable to the acquisition and are factually supportable. You should read this information in conjunction with:
*	the historical audited financial statements of XFormity, Inc. included under Item 9.01(a) of this Current Report on Form 8-K;
*	separate historical financial statements of XML - Global Technologies, Inc. as of and for the fiscal year ended June 30, 2004 included in our Annual Report on Form 10-KSB;
*	separate historical financial statements of the Company as of and for the three month period ended September 30, 2004 included in our Quarterly Report on Form 10-QSB; and
*	the accompanying notes to the unaudited pro forma combined condensed financial statements.

          The unaudited pro forma condensed financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to be indicative of the future financial position or operating results of XFormity Technologies, Inc.

          In connection with the acquisition, which was completed on September 27, 2004, we issued an aggregate of 17,947,984 shares of common stock and warrants exercisable to purchase an additional 5,869,500 shares of common stock at an exercise price of $.26 per share. For accounting purposes, the acquisition has been treated as a recapitalization of XFormity, Inc., the acquiring company, and an issuance of shares in exchange for 100% of the stock of XML - Global Technologies, Inc.

          All share and per share information contained in this Report has been adjusted to give retroactive effect to a one-for-four (1-for-4) reverse split of our common stock which was effective on September 28, 2004.

XFormity Technologies, Inc.
Pro Forma Condensed Balance Sheets at
June 30, 2004
						Consolidated
		XFormity	Adjustments			Balance
	XFormity, Inc	Technologies, Inc.	DR		CR	Sheet
ASSETS
Current assets
Cash and cash equivalents	$ 39,953	$ 2,575,284	$ 341,942	(f)(g)(h)(i(j))		$ 2,957,179
Receivables						-
Trade accounts	6,680	-				6,680
Other	-	21,668				21,668
Advances to XFormity, Inc.		186,762		(a)	$ 186,762	-
Prepaid expenses	-	-				-
	46,633	2,783,714				2,985,527
Property and equipment, net	36,117	-				36,117
						-
Investment in XFormity, Inc.			10,000	(b)(e)	10,000	-
						-
Other assets	8,633	-				8,633
TOTAL ASSETS	$ 91,383	$ 2,783,714				$ 3,030,277

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES
Accounts Payable	99,412	$ 29,638				$ 129,050
Accrued expenses	63,400	81,100	$ 56,000	(f)(g)		88,500
Advances from XML - Global Technologies, Inc.	186,762	-	186,762	(a)		-
Other liabilities	529,666	7,591				537,257
TOTAL LIABILITIES	879,240	118,329				754,807

Stockholders' Equity (Deficit)
Common stock	10,000	7,180	20,770	(b)(d)(e)	7,180	3,590
Additional paid-in capital	832,150	16,676,013	14,017,113	(b)(d)	13,590	3,504,640
Subscription receivables	(45,000)	-				(45,000)
Accumulated other comprehensive loss		(695)				(695)
Accumulated deficit	(1,585,007)	(14,017,113)		(c)(f)(g)	14,415,055	(1,187,065)
Total Stockholders' Equity (Deficit)	(787,857)	2,665,385		(h)(i)(j)		2,275,470

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 91,383	$ 2,783,714	$14,632,587		$ 14,632,587	$ 3,030,277

See accompanying notes.

XFormity Technologies, Inc.
Unaudited Pro Forma Consolidated Condensed Statements of Operations
For the Year Ended June 30, 2004
						Consolidated
		XFormity	Adjustments			Statement of
	XFormity, Inc.	Technologies, Inc.	DR		CR	Operations
Revenues	$ 200,755	$ -				$ 200,755

Cost of revenue	188,161	158,054		(a)	$ 158,054	188,161
Research and development	305,278	-				305,278
Marketing and selling	16,256	-				16,256
General and administrative	688,437	370,351		(a)(b)	224,476	834,312

Total operating expenses	1,198,132	528,405				1,134,007

Loss from operations	(977,377)	(528,405)				(1,143,252)

Other income (expense)
Interest income (expense)	(15,412)	1,545	$ 15,412	(c)		1,545
Gain on sale of business assets	-	2,756,753	2,756,753	(d)		0

Income (loss) before provision for income taxes	(1,012,789)	2,229,893				(1,141,707)

Provision for income taxes	-	-				-

Net income (loss) from continuing operations	$ (1,012,789)	$ 2.229,893				$ (1,141,707)

Net loss per share
Basic						$ (0.03)
Weighted average number of shares outstanding						35,895,968

See accompanying notes.

XFormity Technologies, Inc.
Unaudited Pro Forma Consolidated Condensed Statements of Operations
For the Three Months Ended September 30, 2004
						Consolidated
		XFormity	Adjustments			Statement of
	XFormity, Inc.	Technologies, Inc.	DR		CR	Operations
Revenues	$ 80,800	$ -				$ 80,800
Cost of revenue	95,341	-				95,341
Research and development	138,565	-				138,565
Marketing and selling	38,703	-				38,703
General and administrative	190,272	353,332		(e)(f)	$ 335,332	190,272
Total operating expenses	462,881	353,332				462,881
Loss from operations	(382,081)	(353,332)				(382,081)
Other income (expense)
Interest income (expense)	-	3,052	3,052	(g)		-
Loss before provision for income taxes	(382,081)	(350,280)				(382,081)
Provision for income taxes	-	-				-
Net loss	$ (382,081)	$ (350,280)				$ (382,081)
Net loss per share
Basic						$ (0.01)
Weighted average number of shares outstanding						35,895,968

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF XFORMITY TECHNOLOGIES INC.

Note 1.     Acquisition of Business

          In November 2003, we sold substantially all of our net business assets to Xenos Group, Inc. As consideration for those net assets, Xenos paid $1,250,000 in cash and issued 1,000,000 shares of common stock of Xenos, of which 250,000 shares were paid to persons who had developed the Company's intellectual property. In February 2004, we sold the remaining 750,000 shares of Xenos for net proceeds of approximately $2,000,000.

          Following the sale of our net business assets to Xenos in November 2003, our operations consisted primarily of efforts to identify a merger or acquisition candidate. Effective September 27, 2004, we completed the acquisition of 100% of the outstanding shares of common stock of XFormity, Inc. in a transaction that has been accounted for as a recapitalization of XFormity, Inc. In that transaction, we issued to the former XFormity shareholders an aggregate of 17,947,984 shares of common stock and warrants exercisable to purchase an additional 5,869,500 shares of common stock at an exercise price of $0.26 per share.

          In the unaudited pro forma consolidated financial statements, we have made adjustments to reflect the financial condition and results of operations of XFormity as the independent public operating entity, excluding acquisition-related charges and nonrecurring operating expenses due to the acquisition.

Note 2.     Adjustments to Unaudited Pro Forma Condensed Balance Sheet
a.	We have eliminated intercompany receivables and payables between XFormity, Inc. and XFormity Technologies, Inc.
b.	We have increased additional paid-in capital to record the purchase of XFormity, Inc. with the issuance of 17,947,984 shares of common stock.
c.	We have reclassified XFormity Technologies, Inc. accumulated deficit to additional paid-in capital.
d.	We have recorded the effect of the 1-for-4 reverse split immediately following the acquisition.
e.	We have reclassified our investment in XFormity, Inc. to common stock.
f.	We have reclassified cash and accrued expenses to retained earnings to eliminate a related party transaction in the amount of $90,000, of which $30,000 is accrued.
g.	We have reclassified accrued expense to retained earnings to eliminate an accrual for professional services.
h.	We have reclassified cash to retained earnings to eliminate a foreign exchange loss.
i.	We have reclassified cash to retained earnings to eliminate the interest cost based on available funds in the Company.
j.	We have reclassified cash to retained earnings to eliminate nonrecurring independent contractor expenses.

Note 3.     Adjustments to Unaudited Pro Forma Condensed Statements of Operations
a.	We have eliminated nonrecurring operating expenses.
b.	We have eliminated acquisition costs.
c.	We have eliminated interest on debt repaid from proceeds of intercompany advances.
d.	We have eliminated non-recurring gain on sale of business assets.
e.	We have eliminated nonrecurring operating expenses.
f.	We have eliminated acquisition costs.
g.	We have eliminated interest income to the parent that is included in the operating subsidiary.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFormity Technologies, Inc.
Date: December 6, 2004	Signature:	/s/ Mark Haugejorde Mark Haugejorde, President